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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)

					ABIOMED, Inc.
		   (Exact Name of Registrant as Specified in its Charter)

	Delaware		     I-9585				04-2743260
(State or other jurisdiction	(Commission    	           (IRS Employer)
  or incorporation)			  File Number)	     Identification Number

				33 Cherry Hill Drive, Danvers, Massachusetts 01923 (Address of principal executive offices)

Registrant s telephone number, including area code	(508)777-5410

						N/A
			(Former name or former address, if changed since last report)

Item 5.		Other Events

On July 31, 1996, David M. Lederman elected to convert all of his
1,428,000 shares of the Company s Class A Common Stock, $.01 par value, into an equal number of shares of the Company s Common Stock, $.01 par value (the Common Stock). As a result of this conversion, the number of shares of Class A Common Stock outstanding as of July 31, 1996, decreased from 1,428,000 to zero and there are no further shares of Class A Common Stock authorized to be issued or outstanding and the number of shares of Common Stock outstanding as of July 31, 1996 has increased from 5,542,266 to 6,970,266 shares.

Item 7.		Financial Statements and Exhibits

		None.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

								ABIOMED, Inc.
								(Registrant)

July 31, 1996			   			By:       /s/ John F. Thero
Date								John F. Thero, VP Finance and
								Chief Financial Officer